FOR IMMEDIATE RELEASE	CONTACTS: Mike McMahon
Redwood Trust, Inc.	(415) 384-3805
Wednesday, May 5, 2010
Martin S. Hughes
(415) 389-7373

REDWOOD TRUST REPORTS FIRST QUARTER 2010 RESULTS

MILL VALLEY, CA – May 5, 2010 – Redwood Trust, Inc. (NYSE:RWT) today reported net income for the first quarter of 2010 of $47 million, or $0.58 per share. This compares to net income of $40 million, or $0.51 per share, for the fourth quarter of 2009, and a net loss of $35 million, or $0.65 per share, for the first quarter of 2009.

Redwood also reported that it had estimated taxable income of $1 million, or $0.01 per share, during the first quarter of 2010. This compares to an estimated taxable loss of $34 million, or $0.44 per share, for the fourth quarter of 2009, and a taxable loss of $14 million, or $0.22 per share, for the first quarter of 2009.

At March 31, 2010, GAAP book value was $12.84 per share, an increase of $0.34 per share, or 3%, from December 31, 2009, and management’s estimate of non-GAAP economic value was $13.32 per share, an increase of $0.29 per share, or 2%, from December 31, 2009.

During the first quarter of 2010, Redwood acquired $189 million of residential securities and sold $124 million of securities.   Redwood ended the quarter with a total securities portfolio of $840 million, up from $781 million at the beginning of the quarter, and with $242 million of cash and cash equivalents.

Please see the tables that follow for reconciliations between GAAP and non-GAAP metrics.   Additional information on Redwood’s business, financial results, and on non-GAAP metrics is available in Redwood’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, which was filed today with the Securities and Exchange Commission, and is also available on Redwood’s website at www.redwoodtrust.com.

The accounting concepts and disclosures relating to Redwood’s financial statements are complex. The Redwood Review is an additional publication that provides information about Redwood. Today, The Redwood Review was released covering the first quarter of 2010 and is available at www.redwoodtrust.com.

Cautionary Statement:  This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2009, under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

Consolidated Income Statements	First	Fourth	Third	Second	First
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2010	2009	2009	2009	2009

Interest income	$58	$62	$70	$74	$82
Interest expense	(18)	(21)	(25)	(39)	(47)
Net interest income	40	41	45	35	35
Provision for loan losses	(9)	(9)	(10)	(15)	(15)
Market valuation adjustments, net	(11)	(4)	(11)	(29)	(44)
Net interest income (loss) after provision and	20	28	24	(9)	(24)
market valuation adjustments
Operating expenses	(17)	(11)	(15)	(10)	(11)
Realized gains, net	44	20	18	25	-
Benefit from income taxes	-	3	-	1	-
Net income (loss)	47	40	27	7	(35)
Less: Net (loss) income attributable to noncontrolling interest	-	-	-	-	-
GAAP net income (loss)	$47	$40	$27	$7	$(35)

Average diluted shares (thousands)	78,542	78,101	78,223	66,446	53,632
Diluted earnings (loss) per share	$0.58	$0.51	$0.34	$0.10	$(0.65)
Regular dividends declared per common share	$0.25	$0.25	$0.25	$0.25	$0.25

REDWOOD TRUST, INC.

Consolidated Balance Sheets	31-Mar	31-Dec	30-Sep	30-Jun	31-Mar
($ in millions, except share data)	2010	2009	2009	2009	2009

Real estate loans	$3,662	$3,740	$3,831	$3,966	$4,541
Real estate securities, at fair value:
Trading securities	289	278	275	253	264
Available-for-sale securities	847	810	787	551	255
Other investments	11	20	29	47	62
Cash and cash equivalents	242	243	217	337	333
Other assets	144	162	146	131	126
Total Assets	$5,195	$5,253	$5,285	$5,285	$5,581

Short-term debt	$-	$-	$-	$-	$-
Other liabilities	207	181	203	185	198
Asset-backed securities issued - Sequoia entities	3,557	3,645	3,728	3,843	4,418
Asset-backed securities issued - Acacia entities	280	298	288	287	291
Long-term debt	140	140	140	150	150
Total liabilities	4,184	4,264	4,359	4,465	5,057

Stockholders’ equity	998	972	907	802	506
Noncontrolling interest	13	17	19	18	18
Total equity	1,011	989	926	820	524

Total Liabilities and Equity	$5,195	$5,253	$5,285	$5,285	$5,581

Shares outstanding at period end (thousands)	77,751	77,737	77,669	77,503	60,228
GAAP book value per share	$12.84	$12.50	$11.68	$10.35	$8.40

REDWOOD TRUST, INC.

Consolidating Income Statement
Three Months Ended March 31, 2010
($ in millions)		The	Securitization	Intercompany	Redwood
	Redwood	Fund	Entities	Adjustments	Consolidated

Interest income	$18	$1	$31	$-	$50
Net discount (premium) amortization	9	1	(2)	-	8
Total interest income	27	2	29	-	58
Management fees	1	-	-	(1)	-
Interest expense	(1)	-	(17)	-	(18)
Net interest income	27	2	12	(1)	40
Provision for loan losses	-	-	(9)	-	(9)
Market valuation adjustments, net	(3)	-	(8)	-	(11)
Net interest income after provision	24	2	(5)	(1)	20
and market valuation adjustments
Operating expenses	(17)	(1)	-	1	(17)
Realized gains, net	38	(1)	7	-	44
Income from the Fund and Securitization Entities	2	-	-	(2)	-
Noncontrolling interest	-	-	-	-	-
Benefit from income taxes	-	-	-	-	-
Net income	$47	$-	$2	$(2)	$47

REDWOOD TRUST, INC.

Consolidating Balance Sheet
March 31, 2010
($ in millions)		The	Securitization	Intercompany	Redwood
	Redwood	Fund	Entities	Adjustments	Consolidated

Real estate loans	$2	$-	$3,660	$-	$3,662
Real estate securities, at fair value:
Trading securities	20	-	269	-	289
Available-for-sale securities	820	27	-	-	847
Other investments	-	-	11	-	11
Cash and cash equivalents	242	-	-	-	242
Investment in the Fund	16	-	-	(16)	-
Investment in Securitization Entities	78	-	-	(78)	-
Total earning assets	1,178	27	3,940	(94)	5,051
Other assets	23	3	118	-	144
Total Assets	$1,201	$30	$4,058	$(94)	$5,195

Short-term debt	$-	$-	$-	$-	$-
Other liabilities	63	1	143	-	207
Asset-backed securities issued	-	-	3,837	-	3,837
Long-term debt	140	-	-	-	140
Total liabilities	203	1	3,980	-	4,184

Stockholders’ equity	998	12	78	(94)	994
Noncontrolling interest	-	17	-	-	17
Total equity	998	29	78	(94)	1,011

Total Liabilities and Equity	$1,201	$30	$4,058	$(94)	$5,195

REDWOOD TRUST, INC.

Tax / GAAP Differences
Three Months Ended March 31, 2010*
(In Millions, Except per Share Data)
	Tax	GAAP	Differences
Interest income	$37	$58	$(21)
Interest expense	(1)	(18)	17
Net Interest Income	36	40	(4)
Provision for loan losses	-	(9)	9
Realized credit losses	(24)	-	(24)
Market valuation adjustments, net	-	(11)	11
Operating expenses	(11)	(17)	6
Realized gains, net	-	44	(44)
Benefit from income taxes	-	-	-
Less: Net loss attributable to noncontrolling interest	-	-	-
Net Income	$1	$47	$(46)

Estimated income (loss) per share	$0.01	$0.58	$(0.57)

* Reconciliation of GAAP income for prior quarters is provided in filings for those quarters.

REDWOOD TRUST, INC.

Book Value Per Share and Management's Estimate of Non-GAAP Economic Value Per Share
(In Millions, Except per Share Data)

	March 31, 2010

					Management's
	GAAP				Estimate of Non-GAAP
	As Reported	Adjustments			Economic Value
Cash and cash equivalents	$242	$			$242
Real estate securities at Redwood
Residential	830				830
Commercial	9				9
CDO	1				1
Subtotal real estate securities	840				840
Investments in the Fund	16				16
Investments in Sequoia entities	77		(29)	(a)	48
Investments in Acacia entities (b)	1				1
Total cash, securities and investments	1,176				1,147
Long-term debt	(140)		67	(c)	(73)
Other assets/liabilities, net (d)	(38)				(38)
Stockholders' Equity	$998				$1,036
			-
Book Value Per Share	$12.84				$13.32

(a) Our investments in Sequoia entities consist predominately of interest-only securities, and, to a smaller extent, senior and subordinate securities issued by Sequoia entities. We calculated the $48 million estimate of economic value for these securities using the same valuation process that we follow to fair value our other real estate securities. In contrast, the $77 million of GAAP carrying value of these investments represents the difference between the assets and liabilities owned by the Sequoia entities.

(b) The GAAP carrying value and the fair value of our investments in Acacia entities was $1 million, which primarily reflects the present value of the management fees we expect to earn from these entities. The equity interests and securities we own in the Acacia entities have minimal value.

(c) At March 31, 2010, we had $140 million of long-term debt outstanding at an interest rate of LIBOR plus 225 basis points due in 2037. We calculated the $73 million estimate of economic value of this debt using the same valuation process used to fair value our other financial assets and liabilities.

(d) Other assets/liabilities, net are comprised of $2 million of real estate loans, $4 million of accrued interest receivable, and $19 million of other assets, less dividends payable of $19 million and accrued interest and other liabilities of $44 million (which includes $33 million for pending acquisitions).

* This table presents supplemental non-GAAP components of book value at March 31, 2010, as reported under GAAP and as estimated by us using fair values for our investments. We show our investments in the Fund, and the Sequoia and Acacia entities as separate line items to highlight our specific ownership interests, as the underlying assets and liabilities of these entities are legally not ours. Our non-GAAP estimated economic value is calculated using bid-side asset marks (or estimated bid-side values) and offer-side marks for our financial liabilities (or estimated offered-side values), as required to determine fair value under GAAP. For additional information to consider when reviewing this table, please see "Factors Affecting Management's Estimate of Economic Value" in our Quarterly Report on Form 10-Q for the the three months ended March 31, 2010.

REDWOOD TRUST, INC.

Sources and Uses of Cash*
(In Millions)
	Three Months Ended
	March 31, 2010	December 31, 2009
Beginning cash balance	$243	$217
Business cash flow:
Cash flow from investments	193	134
Asset management fees	1	1
Operating expenses	(16)	(11)
Interest expense on long-term debt	(1)	(1)
Total business cash flow	177	123
Other sources and uses:
Changes in working capital	(2)	(9)
Acquisitions**	(156)	(68)
Dividends	(20)	(20)
Net other uses	(178)	(97)

Net sources of cash	(1)	26
Ending cash balance	$242	$243

* The sources and uses of cash in the table above are derived from our GAAP Consolidated Statements of Cash Flow by aggregating and netting cash flow in a manner consistent with the way management analyzes it. This table excludes the gross cash flow generated by our Sequoia and Acacia securitization entities and the Fund (cash flow that is not available to Redwood), but does include the cash flow distributed to Redwood as a result of our investments in these entities. The beginning and ending cash balances presented in the table above are GAAP amounts.

** Total acquisitions in the first quarter 2010 were $189 million, of which $33 million of these acquisitions were settled in early April.  In the fourth quarter of 2009, all acquisitions settled within the period.